                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY

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                            SHARE PURCHASE AGREEMENT

                                       FOR

                             CERTAIN ORDINARY SHARES

                 OF CHINA NETCOM CORPORATION (HONG KONG) LIMITED

                                 BY AND BETWEEN

                                 CNC FUND, L.P.

                                       AND

                             CNET FOUNDATION LIMITED

================================================================================

                                                                  EXECUTION COPY

                            SHARE PURCHASE AGREEMENT

      This Share Purchase Agreement (this "Agreement") is made by and between CNET Foundation Limited ("CNET"), a company organized under the laws of the British Virgin Islands ("BVI"), and CNC Fund, L.P. (the "Fund"), a partnership organized under the laws of the Cayman Islands with the intention that it is to take effect from June 28, 2004 ("Effective Date").

                                 R E C I T A L S

      WHEREAS, pursuant to Subscription Agreement dated as of September 29, 2000, among China Netcom Holdings (BVI) Limited ("CNC(BVI)"), a company organized under the laws of the British Virgin Islands, China Netcom Corporation (Hong Kong) Limited ("CNC (HK)"), a company incorporated in the Hong Kong Special Administrative Region ("Hong Kong") of the People's Republic of China ("PRC"), China Netcom Corporation Limited (the "OpCo") an enterprise organized under the laws of the PRC and the Fund, CNC (HK) issued to the Fund 30,967,127 Series A Preferred Shares, par value US$0.01 per share, of CNC (HK) (the "Preferred Shares");

      WHEREAS, CNET has agreed to sell to the Fund 6,400,000 ordinary shares of CNC (HK) (the "Common Shares") upon the terms set out as follows;

      WHEREAS, as at the Effective Date, CNC Holdings owns 100% of CNC (BVI), which, together with the Fund and CNET, owns 100% of the CNC (HK), which in turn owns 100% of the OpCo;

      WHEREAS, a subsidiary of CNC (BVI) in Hong Kong is expected to conduct an initial public offering in 2004;

      WHEREAS, the Fund has entered into a share purchase and exchange agreement (as such agreement may be amended from time to time, the "Share Purchase and Exchange Agreement") with CNC (HK) and CNC (BVI); and

      WHEREAS, pursuant to the Share Purchase and Exchange Agreement, the Fund contemplates entering into transactions whereby the Preferred Shares and the Common Shares are exchanged for an interest in Listco.

      NOW, THEREFORE, in consideration of the above premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

      1.1. Capitalized terms not defined herein have the meanings ascribed to them in the Share Purchase and Exchange Agreement.

      1.2. The following terms shall have the following meanings:

      "Exchange Period" means the period commencing on the first Trading Day following the end of the Lock-up Period and ending on the Maturity Date.

      "Exchange Share Proceeds" means the net proceeds received by the Fund from a sale of the Exchange Shares on the SEHK on, or within three Trading Days after, delivery to the Fund of a Notice of Exchange (in the case of a payment by the Fund pursuant to Section 3.2 hereof) or within three Trading Days after the Maturity Date (in the case of a payment by the Fund pursuant to Section 3.3 hereof), after deduction of all expenses of such sale (including without limitation brokerage commissions, stamp duty, legal fees and disbursements (if any) and applicable transactional levies).

      "Exchange Shares" means such number of Listco Shares to be held by the Fund for the benefit of CNET pursuant to the terms of this Agreement equal to 0.49% of the total number of Listco Shares in issue immediately prior to completion of the Listco IPO, subject to dilution only from (A) shares to be issued in the IPO, (B) shares issuable under Listco's employee stock option plan and (C) shares issued in exchange for any material additional assets that CNC(BVI) acquires from any entity outside of mainland China that is not an affiliate of CNC(BVI) and contributes to Listco between the Effective Date and the date of completion of the Listco IPO.

      "Face Amount" means US$26,400,000.

      "HK$" means Hong Kong dollars, the lawful currency of Hong Kong.

      "HK$ Equivalent" of any amount denominated in US$ means the HK$ equivalent of such amount at the US$/HK$ Exchange Rate on the Listing Date.

      "Hong Kong" means the Hong Kong Special Administrative Region of the PRC.

      "Instrument" has the meaning set forth in Section 2.2.

      "IPO Price" means the price, in HK$, at which Listco Shares are issued and sold to the public in the Listco IPO.

      "Listco Shares" means the ordinary shares of Listco.

      "Listing Date" means the day on which the Listco Shares commence trading on the SEHK.

      "Limit Order Exchange" means an exchange of the Instrument pursuant to
      Section 3.1, in connection with which CNET in the relevant Notice of Exchange has specified a Limit Order Price.

      "Limit Order Price" means a minimum price specified in a Notice of Exchange.

      "Limit Order Expiration Date" means, in connection with a Limit Order Exchange, the date (if any) specified as the Limit Order Expiration Date in the relevant Notice of Exchange.

      "Lock-up Period" means the period commencing on the Listing Date and ending on the last day on which sales by the Fund of Listco Shares are subject to any restriction pursuant to the Share Exchange Agreement and/or any other agreement entered into between or among the Fund, Listco and/or the underwriters of the Listco IPO.

      "Maturity Date" means the day that is one year after the expiration of the Lock-up Period; provided that if such day is not a Trading Day, the Maturity Date shall be the next following Trading Day.

      "Notice of Exchange" has the meaning set forth in Section 3.1.

      "PRC" means the People's Republic of China.

      "SEHK" means The Stock Exchange of Hong Kong Limited.

      "Trading Day" means a day on which the SEHK is open for trading and is not closed for any reason prior to its normal closing time.

      "US$" means United States dollars, the lawful currency of the United States of America.

2. SHARE PURCHASE AND INSTRUMENT ISSUANCE.

      2.1. Purchase of Common Shares. The Fund hereby agrees to purchase from CNET, and CNET hereby agrees to sell to the Fund, all the Common Shares. The consideration for the purchase and sale of the Common Shares shall be the payment by the Fund to CNET of an amount equivalent to the Face Amount as is evidenced by the issuance and delivery to CNET of the Instrument and upon the terms as set out in this Agreement.

      2.2. Issuance of Instrument. Upon execution of this Agreement, the Fund shall, as soon as practicable and within five days from satisfaction of the conditions to the Fund's obligations set out in Section 6.1, issue to CNET an exchangeable Instrument (the "Instrument"), with a face value equal to the Face Amount, substantially in the form of Exhibit 1 attached hereto, in exchange for the transfer of the Common Shares to the Fund.

3. EXCHANGE AND CANCELLATION OF INSTRUMENT.

      3.1. Exchange. If CNET delivers to the Fund during the Exchange Period a notice of exchange in the form attached as Exhibit 2 hereto, duly executed by an authorized signatory of CNET and attaching the original Instrument (a "Notice of Exchange"), then:

            (a) in the case of a Limit Order Exchange, the Fund shall, as soon as practicable after receipt of such Notice of Exchange, sell the Exchange

      Shares on the SEHK and, within three Trading Days after such sale, pay the Exchange Share Proceeds to CNET; provided that if the Notice of Exchange specifies a Limit Order Expiration Date and the Fund is unable to sell the Exchange Shares on the SEHK at a price greater than or equal to the Limit Order Price on or before the Limit Order Expiration Date, the Notice of Exchange shall be deemed to be withdrawn as of the close of business on the Limit Order Expiration Date and shall have no further effect thereafter;

            (b) in any other case, sell the Exchange Shares on the SEHK within two Trading Days after receipt of such Notice of Exchange and, within three Trading Days after such sale, pay the Exchange Share Proceeds to CNET.

      CNET shall inform the Fund in writing of the names of all persons from time to time authorized to execute a Notice of Exchange on behalf of CNET and shall provide a specimen signature of each such person.

      3.2. Maturity. If no Notice of Exchange is delivered by CNET prior to the Maturity Date, or if a Notice of Exchange in respect of a Limit Order Exchange has been delivered by CNET prior to the Maturity Date but the Fund has been unable on or prior to the Maturity Date to sell the Exchange Shares on the SEHK at a price greater than or equal to the Limit Order Price, then the Fund shall, within five Trading Days after the Maturity Date, pay to CNET the Exchange Share Proceeds based on the market price obtained by the Fund on a sale of the Exchange Shares on the SEHK; provided that the Fund shall not be required to pay such amount unless and until CNET has delivered the Instrument to the Fund for cancellation.

      3.3. Payments. All payments due from the Fund to CNET shall be made by wire transfer to the following bank account:

      The Hongkong and Shanghai Banking Corporation Limited

      A/C no: 004-502-406119-001

The Fund shall be entitled to deduct from and set off against any such payment any amounts due and payable to the Fund by CNET, for which the Fund has issued a written demand to CNET which the Fund has certified to be reasonable, but which amounts have not yet been paid.

      3.4. Cancellation of the Instrument. Upon the payment by the Fund of the amount required to be paid pursuant to Section 3.1 or 3.2, the Fund shall be discharged from any liability under the Instrument and the Instrument shall be cancelled.

4. REPRESENTATIONS AND WARRANTIES OF THE FUND.

      The Fund hereby represents and warrants to CNET that the statements in the following paragraphs of this Section 4 are all true and correct:

      4.1. Organization, Good Standing and Qualification. The Fund is a partnership duly incorporated and organized, validly existing, and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and corporate authority to own, lease, and operate their assets, properties and business, and to carry on its business as it is now being conducted. Subject to receipt of the limited partner consents referred to in Section 6.1, the Fund has the corporate power and authority to enter into and perform this Agreement.

      4.2. Valid Issuance of the Instrument. The Instrument, when issued as provided in this Agreement, will be duly authorized, validly issued and CNET will obtain full right, title and interest to the same.

      4.3. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, governmental agency, regulatory authority or political subdivision thereof, or any other entity, other than the consents and approvals referred to in Section 6.1 is required for the execution, delivery and performance by the Fund of this Agreement in order to consummate the transactions contemplated in this Agreement. None of such filings and qualifications are the subject of any pending or, to the best knowledge of the Fund, threatened attack by appeal or direct proceeding or otherwise.

      The Fund hereby undertakes to CNET on the terms as set forth in the following statements:

      4.4. Status of Obligations. The obligations of the Fund to pay to CNET the Face Amount and the amounts due upon exchange of the Instrument shall at all times constitute unsubordinated obligations of the Fund, ranking pari passu with all other general obligations of the Fund.

      4.5. Exchange Shares. The Fund shall at all times set aside the Exchange Shares to meet its obligations to CNET, which Exchange Shares shall at all times be unencumbered and shall not in any way directly or indirectly be disposed of or made available to any other person.

      4.6. Approvals. The Fund undertakes to use its reasonable best endeavors to obtain all the approvals and consents necessary or desirable by it as referred to in Section 6.1.

      4.7. Indemnification. The Fund shall indemnify CNET and hold CNET harmless from and against any loss, liability, cost or damage, including attorneys fees and other charges, arising from any breach by the Fund of any of the representations, warranties or undertakings set forth in this Section 4.

5. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF CNET.

      CNET hereby represents, warrants and undertakes to the Fund that as follows:

      5.1. Authorization and Validity. CNET is a company duly organized, validly existing, and in good standing under the laws of the BVI, and has the requisite power and authority to own and operate its assets and business, and to carry on its business as it is now being conducted. CNET has the requisite power and authority to enter into and perform this Agreement. All action of CNET necessary for the authorization, execution, delivery of, and the performance of all obligations of CNET under this Agreement, has been taken or will be taken prior to execution of this Agreement, and this Agreement constitutes valid and legally binding obligations of CNET.

      5.2. Governmental and Third Party Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, governmental agency, regulatory authority or political subdivision thereof, or any other entity, is required for the execution, delivery and performance by CNET of this Agreement in order to consummate the transactions contemplated in this Agreement. None of such filings and qualifications are the subject of any pending or, to the knowledge of CNET, threatened attack by appeal or direct proceeding or otherwise.

      5.3. Interests of Governmental Officials, Directors and Officers. No present or former governmental official of the PRC, Hong Kong or any other country, region or territory or any political subdivision thereof that has or has had, in the last two years, or is in any way associated with any governmental agency or instrumentality that has or has had, in the last two years, any involvement in

            (a) the approval of the Listco IPO, the transactions contemplated by this Agreement or the Share Purchase and Exchange Agreement, or any matter related thereto or

            (b) the regulation of CNC(HK) or any of its parent or subsidiary companies or any of their respective businesses,

and no director or officer of CNC (HK), CNC (BVI) or China Network Communication Group Corp., has any direct or indirect legal or beneficial interest in CNET or any of its assets, and there is no intention on the part of CNET or any of its officers or directors or, to the knowledge of CNET, any other person to grant or transfer any such interest to any such person. To the knowledge of CNET, no such person has received or will receive any improper benefit in connection with the Listco IPO the transactions contemplated by this Agreement or the Share Purchase and Exchange Agreement. CNET shall promptly inform the Fund in writing in any of the foregoing information in this Section 5.3 ceases to be true and correct.

      5.4. Legality. Neither the execution nor the performance of this Agreement will violate any law of the PRC, Hong Kong or any other country, region or territory.

      5.5. Valid Issuance of the Common Shares. The Common Shares are duly authorized, validly issued, owned by CNET free of any encumbrance, and the Fund will obtain full right, title and interest to the same.

      5.6. Indemnification. CNET shall indemnify the Fund and hold the Fund harmless from and against any loss, liability, cost or damage, including attorneys fees and other charges, arising from any breach by CNET of any of the representations, warranties or undertakings set forth in this Section 5.

6. CONDITIONS TO OBLIGATIONS.

      6.1. Approvals. Consummation of the transactions contemplated in Sections 2 and 3 above will be subject to receipt of all necessary consents and approvals, including without limitation any consent of the limited partners and lead investors of the Fund necessary or advisable under the limited partnership agreement of the Fund. The transactions contemplated in Sections 2 and 3 above have been or will be approved by the board of directors and shareholders of CNC
(HK) and have been or will be acknowledged by China Netcom Communication Group Corporation, in each case with full disclosure of any interests or prospective interests of employees, officers and/or directors of CNC(HK) in CNET, and will be disclosed in Listco's IPO prospectus, as appropriate. CNET will provide evidence as reasonably requested by the Fund of such approvals and acknowledgments.

      6.2. Representations and Warranties. The obligation of the Fund to consummate the transactions contemplated in Sections 2 and 3 above is subject to the representations and warranties of CNET set forth in Section 5 above being true and correct in all material respects. The obligation of CNET to consummate the transactions contemplated in Sections 2 and 3 above is subject to the representations and warranties of the Fund set forth in Section 4 above being true and correct in all material respects.

      6.3. Legal Opinions. The obligation of the Fund to consummate the transactions contemplated in Sections 2 and 3 above is subject to receipt by the Fund of (i) a legal opinion of Freshfields Bruckhaus Deringer addressed to the Fund in the form attached as Exhibit 3 and (ii) a legal opinion of [PRC legal counsel acceptable to the Fund] addressed to the Fund in the form attached as
Exhibit 4.

      6.4. Relationship to Share Purchase and Exchange Agreement. The obligations of the Fund under this Agreement and the Instrument are subject to the performance in full by CNC (BVI) and CNC (HK) of their obligations under the Share Purchase and Exchange Agreement. If CNC (BVI) or CNC (HK) fails to perform any of its obligations under the Share Purchase and Exchange Agreement, CNET and the Fund shall consult and agree in good faith on appropriate modifications to this Agreement and the Instrument.

7. FEES AND EXPENSES.

      CNET will bear (i) all reasonable fees and expenses in connection with the transaction described herein, (ii) the Fund's legal expenses reasonably incurred in connection with the transaction described herein, subject to CNET's review, and (iii) all expenses and Hong Kong stamp duty of the Fund reasonably incurred in connection with the implementation of such transactions, including without limitation all expenses relating to the acquisition, and disposition and (subject as provided below in this Section 7) holding of the Exchange Shares. In addition, CNET will bear all general operational expenses of the Fund incurred after the disposition or distribution by the Fund of all of its Listco Shares other than the Exchange Shares to the partners of the Fund, provided, however, that until the Fund has disposed or distributed all of such Listco Shares, the Fund shall bear all general operational expenses.

8. TERMINATION.

      After execution of this Agreement, if the Option Exercise as set forth in
Section 1.2 of the Share Purchase and Exchange Agreement is not completed by December 31, 2004, the Common Shares will, at the election of either party, be returned to CNET in exchange for cancellation of the Instrument. If the Option Exercise is completed but the Effective Date (as defined in the Share Purchase and Exchange Agreement) does not occur by December 31, 2004, at the election of the Fund at any time thereafter the Fund will have the right to return the CNET Shares to CNC (BVI) in exchange for the Common Shares and to return the Common Shares to CNET. In such event, the Fund shall have no further liability under the Instrument, and CNET shall return the Instrument to the Fund for cancellation.

9. NOTICES.

      9.1. Notice Addresses and Method of Delivery. All notices, requests, demands, consents and other communications ("Notices") required to be given by any Party to any other Party shall be in writing and delivered by

            (a) hand delivery or courier;

            (b) prepaid registered letter sent by first class mail (airmail if to an address in a country other than the country in which the sender is situated), return receipt request; or

            (c) facsimile

            to the applicable Party at the address or facsimile number stated below:

                  (i) If to the Fund: CNC Fund, L.P.
                                      c/o Bank of Bermuda (Cayman) Limited
                                      36C Bermuda House - 3rd Floor
                                      P.O. Box 513 GT
                                      Dr. Roy's Drive
                                      George Town, Grand Cayman
                                      Cayman Islands
                                      Attention:   General Manager,
                                                   Global Fund Services
                                      Facsimile:   (1-345) 949-7959

                                      with copies to:

                                      Bermuda Trust (Far East) Limited
                                      39th Floor, Edinburgh Tower
                                      The Landmark
                                      15 Queen's Road Central
                                      Hong Kong
                                      Attention:   Director, Institutional Trust
                                      Telex:       86017 BETRY HX
                                      Facsimile:   (852) 2537-1253
                                      and

                                      Paul, Weiss, Rifkind, Wharton & Garrison
                                      12th Floor, Hong Kong Club Building
                                      3A Chater Road
                                      Central, Hong Kong
                                      Attention:   John E. Lange
                                      Facsimile:   (852) 2536-9622

                  (ii) If to CNET:     CNET Foundation Limited
                                       59th Floor, Bank of China Tower
                                       1 Garden Road
                                       Hong Kong
                                       Attention:  Wenlong Sun
                                       Facsimile:  (852) 2121-2819

            or, as to each Party, at such other address or number as shall be designated by such Party in a notice to the other Parties containing the new information in the same format as the information set out above and complying as to delivery with the terms of this Section.

      9.2. Time of Delivery. Any Notice delivered:

            (a) by hand delivery or courier shall be deemed to have been delivered on the date of actual delivery;

            (b) by prepaid registered letter shall be deemed to have been delivered seven days after the date of posting; and

            (c) by facsimile shall be deemed to have been delivered on the day the transmission is sent (as long as the sender has a confirmation report specifying a facsimile, a facsimile number of the recipient, the number of pages sent and the date of the transmission).

      9.3. Proof of Delivery. In proving delivery of any Notice it shall be sufficient:

            (a) in the case of delivery by hand delivery or courier, to prove that the Notice was properly addressed and delivered;

            (b) in the case of delivery by prepaid registered letter, to prove that the Notice was properly addressed and posted; and

            (c) in the case of delivery by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine to the facsimile number of the recipient, on the date specified.

10. GENERAL PROVISIONS.

      10.1. Governing Law; Arbitration.

            (a) This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of New York, U.S.A.

            (b) In the event any dispute arises between the parties, which cannot amicably be resolved, such dispute shall be submitted to the Hong Kong International Arbitration Centre ("HKIAC") for arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as amended as follows: (i) the appointing authority shall be HKIAC; (ii) the place of arbitration shall be in Hong Kong, (iii) there shall be three arbitrators (one to be appointed by CNET, a second to be appointed by the Fund, and the third to be appointed jointly by these two arbitrators),
      (iv) such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration in force as of the date hereof, and (v) the language to be used in arbitration proceedings shall be English.

      10.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      10.3. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      10.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties to this Agreement.

      10.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      10.6. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

      10.7. Further Assurances. From and after the Effective Date, upon the request of either party, each party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                            CNET FOUNDATION LIMITED

                                            By: ________________________________
                                                Name:
                                                Title:

                                            CNC FUND, L.P.

                                            By: CNC CAYMAN LIMITED,
                                                as a General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                            By: BEST BLUECHIP INVESTMENTS
                                                LIMITED
                                                as a General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                            By: GS CHINA BROADNET GP, L.L.C.
                                                as a General Partner

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT 1

                            [FORM OF THE INSTRUMENT]

                        Unsecured Instrument Due [   ]

      CNC Fund, L.P., a partnership duly organized and existing under the laws of the Cayman Islands (the "Issuer"), for value received, hereby promises to pay to CNET Foundation Limited (the "Holder") the sum specified in the Agreement, in accordance with the terms of the Agreement. The Face Amount of this Instrument is US$26,400,000.

      The Issuer issued this Instrument under a share purchase agreement effective as of June 28, 2004 between the Issuer and the Holder (the "Agreement"). Terms defined in the Agreement and not defined herein have the meanings ascribed thereto in the Agreement. This Instrument is subject to all of the terms and conditions set forth in the Agreement.

THIS INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                                                       EXHIBIT 2

                            [FORM OF EXCHANGE NOTICE]

                                 Exchange Notice

To:   CNC Fund, L.P.
      c/o Bank of Bermuda (Cayman) Limited
      36C Bermuda House - 3rd Floor
      P.O. Box 513 GT
      Dr. Roy's Drive
      George Town, Grand Cayman
      Cayman Islands

      We refer to the Share Purchase Agreement effective as of June 28, 2004 between CNC Fund L.P. and CNET Foundation Limited (the "Agreement") and to the Instrument attached hereto (the "Instrument").

      We hereby give notice of exchange of the Instrument pursuant to Section
3.1 of the Agreement.

      [This is a Limit Order Exchange. The Limit Order Price is HK$______. [The Limit Order Expiration Date is _____.]](1)

                                            CNET FOUNDATION LIMITED

                                            By: ________________________________
                                                Name:
                                                As authorized signatory
                                                designated pursuant to Section
                                                3.2 of the Agreement

Dated:________________________


-------------------

(1) Include if applicable.

                                                                       EXHIBIT 3

                          [FORM OF FRESHFIELDS OPINION]

                                                                       EXHIBIT 4

                          [FORM OF PRC COUNSEL OPINION]

                                                                  EXECUTION COPY

                             AMENDMENT NO. 1 TO THE
                      SHARE PURCHASE AND EXCHANGE AGREEMENT

            THIS AMENDMENT NO. 1 (this "Amendment") to the SHARE PURCHASE AND EXCHANGE AGREEMENT (the "Agreement"), dated June 11, 2004 is made as of July 20, 2004, by and among China Netcom Holdings (BVI) Limited, China Netcom Corporation (Hong Kong) Limited and CNC Fund, L.P. (together, the "Parties"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                                R E C I T A L S:

            Pursuant to Section 13.5 of the Agreement, the Parties hereby wish to amend the Agreement.

            NOW, THEREFORE, the Agreement is hereby amended as follows:

            1. Purchase of the CNC (HK) Interest. Section 1.1(b)(ii) is hereby amended by deleting the words "$325 million" and replacing them with the words "$30,967,127".

            2. Lock-up Period. Section 6 of the Agreement is hereby amended by deleting the words "after the first trading day of the IPO of Listco ("Effective Date")" and replacing them with the words "after the date of Listco's prospectus (the "Effective Date")."

            3. Term. Section 8.1 of the Agreement is hereby deleted and amended in its entirety to read as follows:

            "Drop Dead" Date. In the event that (x) the Listco IPO is not completed by December 31, 2004, or (y) any entity in the China Netcom Group (including China Network Communications Group Corporation and its subsidiaries) other than a subsidiary of CNC (BVI) (such entity, an "Other IPO Subsidiary") conducts an initial public offering prior to completion of the Listco IPO, the Fund will have the right, exercisable by written notice to CNC (BVI) and CNC
(HK), to require CNC (BVI) to return or re-issue the 30,967,127 Preferred Shares and 6,400,000 Common Shares constituting the CNC (HK) Interest to the Fund in exchange for the Pre-IPO Listco Shares then held by the Fund, and CNC (HK) shall take all steps necessary to effect the return of the CNC (HK) Interest in the manner described in this Section 8.1; provided that the number of Common Shares into which the Preferred Shares will be convertible at the time of any such return or re-issuance (i) shall be (A) adjusted in accordance with the terms of the Preferred Shares, as if the Preferred Shares had been continuously outstanding at all times from the date of this Agreement until the date of such return or re-issuance and (B) adjusted appropriately to take into account any conversion of the Preferred Shares prior to any such re-issuance, and (ii) shall in any event represent not less than the percentage of pre-IPO Listco Shares determined in accordance with Section 1.1(b)(i). Immediately upon delivery of such notice, (i) all of the Fund's rights under the Investor Rights Agreement, the Registration Rights Agreement, the Memorandum and Articles of Association of

CNC (HK) as in effect on the date hereof, the Ancillary Agreements and all other agreements and corporate documents under which the Fund had any rights immediately prior to the date hereof shall be restored in full, (ii) if any or all of the Preferred Shares have been cancelled, converted or modified in any way, they shall be re-authorized, reissued and otherwise reinstated such that they are identical in all respects to the Series A Preferred Shares existing immediately prior to the execution of this Agreement, (iii) CNC (BVI) shall return to the Fund, and CNC (HK) shall procure the return to the Fund of, the certificates representing the Preferred Shares and the Common Shares, and (iv) CNC (BVI) and CNC (HK) shall take all further actions reasonably requested by the Fund in order to ensure that the Fund and CNET will have substantially the same rights and interests in respect of CNC (HK) as they had immediately prior to the execution of this Agreement.

            4. Effective Date. This Amendment shall be effective immediately upon signing by all the Parties.

            5. Ratification of the Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement are ratified and shall remain unchanged and continue in full force and effect.

            6. Governing Law; Arbitration.

            (a) This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of New York, U.S.A.

            (b) In the event any dispute arises among the Parties, or any of them which cannot amicably be resolved, such dispute shall be submitted to the Hong Kong International Arbitration Centre ("HKIAC") for arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as amended as follows: (i) the appointing authority shall be HKIAC; (ii) the place of arbitration shall be in Hong Kong, (iii) there shall be three arbitrators (one to be appointed by CNC (BVI) and/or CNC (HK), a second to be appointed by the Fund, and the third to be appointed by these two arbitrators), (iv) such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration in force as of the date hereof, and (v) the language to be used in arbitration proceedings shall be English.

                  [remainder of page left intentionally blank]

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                          CHINA NETCOM HOLDINGS (BVI)
                                          LIMITED

                                          By: _________________________________
                                              Name:
                                              Title:

                                          CHINA NETCOM CORPORATION
                                          (HONG KONG) LIMITED

                                          By: _________________________________
                                              Name:
                                              Title:

                                          CNC FUND, L.P.

                                          By: CNC CAYMAN LIMITED,
                                              as a General Partner

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                          By: BEST BLUECHIP INVESTMENTS LIMITED
                                              as a General Partner

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                          By: GS CHINA BROADNET GP,
                                              L.L.C. as a General Partner

                                              By: _____________________________
                                                  Name:
                                                  Title: